                              Dated June 26, 2002



                   THE LAW DEBENTURE TRUST CORPORATION p.l.c.


                                       and


                                WASFORD HOLDINGS





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                     AGREEMENT FOR THE SALE AND PURCHASE OF

             90% OF THE ISSUED CAPITAL OF WEXFORD GOLDFIELDS LIMITED

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

                               TABLE OF CONTENTS


                                                                                      PAGE

1.      DEFINITIONS AND INTERPRETATION...................................................1

2.      SALE AND PURCHASE................................................................4

3.      CONDITIONS.......................................................................4

4.      COMPLETION.......................................................................5

5.      EXCLUSION OF WARRANTIES..........................................................6

6.      CONFIDENTIALITY AND ANNOUNCEMENTS................................................7

7.      ASSIGNMENT.......................................................................8

8.      COSTS............................................................................8

9.      EFFECT OF COMPLETION.............................................................8

10.     FURTHER ASSURANCES...............................................................8

11.     ENTIRE AGREEMENT.................................................................9

12.     WAIVER...........................................................................9

13.     INVALIDITY.......................................................................9

14.     NOTICES..........................................................................9

15.     THIRD PARTY RIGHTS..............................................................11

16.     COUNTERPARTS....................................................................11

17.     GOVERNING LAW AND JURISDICTION..................................................11


SCHEDULE 1    PARTICULARS RELATING TO THE COMPANY.........................................

SCHEDULE 2    EXCLUSIONS..................................................................

THIS AGREEMENT is made on June 26, 2002

BETWEEN:

(1) THE LAW DEBENTURE TRUST CORPORATION P.L.C. of 5th Floor, 100 Wood Street, London EC2V 7EX (the "MORTGAGEE") as mortgagee pursuant to a Debenture dated 28 May 1998 (the "SECURITY") among Satellite Goldfields Limited, Standard Bank London Limited and the Mortgagee; and

(2) WASFORD HOLDINGS, a company incorporated with limited liability pursuant to the laws of the Cayman Islands (the "BUYER").

WHEREAS

(A)     The Mortgagee has the power pursuant to the Security to sell the Shares.

(B) The Mortgagee has agreed to sell and the Buyer has agreed to purchase whatever right, title and interest the Mortgagee may have in the Shares.

THE PARTIES AGREE AS FOLLOWS:

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS

        In this Agreement, the following words and expressions and abbreviations have the following meanings, unless the context otherwise requires:

        "ASSETS" shall have the meaning specified in the Asset Sale Agreements;

        "ASSET SALE AGREEMENTS" means each of the agreements between (a) the Mortgagee, the Receiver and the Company dated 15 March 2002 and (b) the Initial Asset Sale Agreement;

        "BANK OF GHANA" means the Central Bank of Ghana, as established or continued in existence under section 1 of the Bank of Ghana Law 1992 (PNDCL 291);

        "BUSINESS DAY" means a day (other than a Saturday, Sunday or a public holiday) on which banks generally are open in Colorado, London, England and Ghana for the transaction of normal banking business;

        "COMPANY" means Wexford Goldfields Limited whose registered office is at c/ Bentsi-Enchill & Letsa, 1st Floor Teachers' Hall Annex, Education Loop (Off Barnes Road), Accra, P.O. Box 1632, Accra, Ghana;

        "COMPLETION" means the completion of the sale and purchase of the Shares in accordance with the terms of this Agreement;

        "CONDITIONS" means each of the conditions to Completion as provided for in Clause 3.1;

        "CONFIDENTIAL INFORMATION" means all information relating to the Company's business, financial or other affairs which is not publicly known;

        "DISPUTE" has the meaning given in Clause 17.2;

        "ENCUMBRANCE" means all security interests, any option, equity, claim, charge mortgage, lien, restriction, power of sale or hypothecation or other third Party rights including rights of pre-emption of any nature whatsoever;

        "GOVERNMENT" means the duly constituted government of the Republic of Ghana or any political subdivision thereof, whether central, regional, district or local, or any judicial body, agency or instrumentality of any such government or political subdivision;

        "INITIAL ASSET SALE AGREEMENT" means the agreement entered into on 1 March 2002 between the Mortgagee and the Company for the transfer and sale of certain immovable assets of SGL to the Company;

        "LEASE" shall have the meaning specified in the Asset Sale Agreements;

        "LOAN NOTE" shall have the meaning specified in the Asset Sale
        Agreements;

        "LONDON STOCK EXCHANGE" means the London Stock Exchange p.l.c.;

        "MINE" shall have the meaning specified in the Asset Sale Agreements;

        "RECEIVER" means Nii Amanor Dodoo, as receiver and manager of certain assets of SGL;

        "RELATED PERSON" means in relation to any Party its holding companies and the subsidiary undertakings and associated companies from time to time of such holding company, all of them and each of them as the context admits;

        "SGL" means Satellite Goldfields Limited (in receivership) whose registered office is at 142 Nortei Ababei Loop, Ambassadorial Estates, Roman Ridge, Airport Residential Area, Accra, Ghana;

        "SGL'S GROUP" means SGL, its holding companies and the subsidiary undertakings and associated companies from time to time of such holding companies, all of them and each of them as the context admits;

        "SECURITY" shall have the meaning given to it in the preamble to this Agreement;

        "SENIOR LENDERS" means Standard Bank London Limited, Bayerische Hypo-und Vereinsbank AG, Dresdner Bank AG and Fortis Bank (Nederland) NV;

        "SHARE COMPLETION DATE" means the date falling three Business Days after satisfaction or waiver of all of the Conditions;

        "SHARES" means 90% of the issued capital of the Company; and

        "UK LISTING AUTHORITY" means the Financial Services Authority in its capacity as the competent authority for the purposes of Part IV of the Financial Services Act 1986.

1.2     INTERPRETATION

        In this Agreement:

        (a) any reference to any statute or statutory provision shall include any statute or statutory provision which amends or replaces, or has amended or replaced, it, and vice versa, and shall include any rules, regulations or subordinate legislation made under the relevant statute provided however that, as between the Parties, no such amendment or replacement shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of any Party;

        (b) a person shall be deemed to be connected with another if that person is connected with another within the meaning of Section 839 of the Income and Corporation Taxes Act 1988;

        (c) a document specified to be in the "agreed form" is a reference to that document in the form approved and signed by or on behalf of each Party for the purpose of identification;

        (d) the expressions "accounting reference date", "allotment", "body corporate", "debentures", "holding company", "subsidiary", "subsidiary undertaking" and "wholly owned subsidiary" shall have the meaning giving in the Companies Act 1985;

        (e) reference to a "company" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

        (f) references to this Agreement shall include any Recitals and Schedules to it and references to Clauses and Schedules are to Clauses of and Schedules to this Agreement;

        (g)    use of any gender includes the other genders;

        (h) references to a "person" shall be construed so as to include any individual, firm, company or other body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);

        (i) any reference to a "day" (including within the phrase "Business Day") shall mean a period of 24 hours running from midnight to midnight;

        (j) a reference to any other document referred to in this Agreement is a reference to that other document as amended, varied, novated or supplemented (other than in breach of the provisions of this Agreement) at any time;

        (k) headings and titles are for convenience only and do not affect the interpretation of this Agreement;

        (l) a reference to any statute statutory instrument, regulation, bylaw or other requirement of English law or any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be treated as a reference to that which most nearly approximates in that jurisdiction to the relevant requirement of English law or English legal term;

        (m) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words; and

        (n) a reference to "$" or "dollars" shall be a reference to the lawful currency of the United States of America.

2.      SALE AND PURCHASE

2.1 Upon the terms and subject to the conditions of this Agreement, the Mortgagee shall sell and the Buyer shall purchase such right, title and interest as the Mortgagee may have in the Shares and the Loan Note with effect from Completion free from any Encumbrance together with all accrued rights attached thereto.

2.2 The consideration for the sale of the Shares shall be the sum of $1 to be satisfied in cash on Completion.

2.3 The consideration for the sale of the Loan Note shall be the sum of $1 to be satisfied in cash on Completion.

3.      CONDITIONS

3.1 Completion shall be conditional upon the fulfilment of each of the following conditions:

        (a) the approval of the Government and the Bank of Ghana to the sale of the Shares and change in control of the Company and to the sale of the Loan Note under this Agreement;

        (b) the final agreement, execution and delivery of the Finance Agreement (as that term is defined in the Asset Sale Agreements) by each of the relevant parties thereto and satisfaction of all conditions precedent as are specified thereunder (save and except for formal Completion of this Agreement); and

        (c) the satisfaction of all such other conditions to Completion as the Mortgagee and the Buyer may each require to be satisfied.

3.2 If either Party becomes aware of any fact, matter or circumstance which in the opinion of that Party may prevent any of the Conditions from being fulfilled on or before 31 July 2002, then that Party must notify the other Party to this Agreement forthwith.

3.3 If all of the Conditions have not been fulfilled on or before 31 July 2002 (or such later date as the parties may agree in writing), this Agreement shall terminate.

3.4     If the Agreement is terminated or terminates in accordance with Clause
        3.3 then the respective obligations of each Party shall automatically terminate save that the rights and liabilities of the Parties which have accrued prior to termination shall continue to subsist including without limitation those rights and liabilities arising under Clauses 6 to 9 and 11 to 17 inclusive.

4.      COMPLETION

4.1     DATE AND PLACE

        Completion shall take place at the offices of Bentsi Enchill & Letsa on the Share Completion Date.

4.2     MORTGAGEE'S OBLIGATIONS ON COMPLETION

        On Completion the Mortgagee shall:

        (a)    procure that a board meeting of the Company is held at which:

                (i) the directors (or an authorised committee of that board) approve the registration of the transfer of the Shares (subject only to stamping); and

                (ii) approve the appointment of such nominees as the Buyer may elect as directors of the Company subject only to Completion.

        (b)    deliver to or, if the Buyer shall so agree, make available to the
               Buyer:

                (i)     a true copy of the Lease;

                (ii) a true copy of the Loan Note (the original being held pursuant to the Financing Agreement by Standard Bank London Limited);

                (iii) a duly executed transfer of the Shares in favour of the Buyer or as it may direct together with the relative share certificates together with any power of attorney under which any transfer is executed;

                (iv) an irrevocable power of attorney in the agreed form duly executed by the Mortgagee in favour of the Buyer to enable the Buyer (pending registration of the transfer of Shares) to exercise all voting rights and other rights attaching to the Shares and to appoint proxies for such purpose;

                (v) written resignations in the agreed terms and duly executed as deeds of each of the directors of the Company to take effect on the Asset Completion Date whereby such directors relinquish any rights which they may have against the Company for compensation for loss of office or otherwise such resignations to be tendered at the board meeting referred to in Clause 4.2(a) above;

                (vi) the statutory books (which shall be written up to but not including the Share Completion), the certificates of incorporation, corporate seals (if any) and cheque books of the Company;

                (vii) bank statements of all bank accounts of the Company as at a date not later than three Business Days prior to the Share Completion Date;

                (viii) a confirmation in the agreed terms from the Mortgagee to the effect that there is no indebtedness owing from the Company to the Mortgagee;

                (ix) the written resignations of the auditors (if any) of the Company containing an acknowledgement that they have no claim against the Company for compensation for loss of office, professional fees or otherwise.

4.3     BUYER'S OBLIGATIONS ON COMPLETION

        On Completion the Buyer shall pay to the Mortgagee the Consideration specified in Clauses 2.3 and 2.4 in cash.

5.      EXCLUSION OF WARRANTIES

5.1 All representations, warranties and conditions, express or implied and whether statutory or otherwise are expressly excluded (including without limitation, warranties and covenants for or as to title of the Shares, freedom from encumbrances, quiet possession, further assurance, satisfactory quality, fitness or purchase and description) in relation to the sale of the Shares hereunder. It is agreed by the Buyer that the provisions of this Agreement are fair and reasonable in the context of a sale of the Shares forming part of the assets of an insolvent company and particularly having regard to the following matters, namely:

        (a) that the Mortgagee, the Receiver, the Company and SGL have specifically informed the Buyer that the Buyer must rely absolutely on its own opinion and/or that of its professional advisers concerning the Business, the Assets, the Mine and the Lease and the quality, state and condition of the same, their fitness and/or suitability for any purpose, the possibility that some or all of them may have defects not apparent on inspection and examination (which could render it inappropriate that they should be described as they are in fact described in this Agreement) or the reasons that the Buyer has or should have for purchasing the Shares;

        (b) that the Buyer has, and has informed SGL, the Mortgagee, the Receiver and the Company that it has, skilled professional advice available to it concerning the Business and the Assets and the matters referred to in sub-Clause 5.1(a) above, that it is on the basis of this advice that the Buyer has agreed to purchase the Shares for a consideration calculated to take into account (inter alia) the risk to the Buyer represented by this Agreement, the Mortgagee making it clear that on any other basis it would not have agreed to sell the same except for a much higher consideration;

        (c) that the Buyer and its professional advisers have been given every opportunity it or they may wish to examine and inspect the Mine and all or any of the Assets and all or any books, records and documents relating thereto;

        (d) that SGL is insolvent and faces the constraints of selling necessarily imposed on it in those circumstances; and

        (e)    that the knowledge of the Assets available to:

                (i)     the Receiver and its partners, staff and advisers; and

                (ii) the Mortgagee and its staff, agents and advisers, is in each case, necessarily limited.

5.2 The Buyer acknowledges, for the avoidance of doubt, that if it shall be found that the Mortgagee or SGL does not have title or unencumbered title to the Shares this shall not be a ground for rescinding, avoiding or varying any or all of the provisions hereof or for the recovery of any or all of the consideration paid by the Buyer hereunder.

5.3 The exclusion of liability set out in this Clause shall operate in favour of each of SGL, the Receiver and the Mortgagee as waivers of any claims in tort as well as under the law of contract and such exclusions shall be in addition to and not in substitution for and notwithstanding any right of indemnity or relief otherwise available to the Mortgagee and/or the Receiver.

5.4 For the avoidance of doubt the exclusions and limitations in Schedule 2 shall apply to this Agreement.

6.      CONFIDENTIALITY AND ANNOUNCEMENTS

6.1 Subject to Clause 6.2, following Completion the Mortgagee shall not use or disclose to any person any Confidential Information.

6.2     Clause 6.1 does not apply to:

        (a) disclosure of Confidential Information to or at the written request of the Buyer;

        (b) disclosure of Confidential Information by the Mortgagee to the Finance Parties under the Definitions and Common Terms Agreement dated May 8, 1998 as amended among, inter alia, Satellite Goldfields Limited, Glencar Mining plc, the Senior Lenders party thereto, CDC Group plc (formerly Commonwealth Development Corporation) and The Law Debenture Trust Corporation p.l.c;

        (c) use or disclosure of Confidential Information required to be disclosed by law or the rules and standards of any stock exchange or securities regulator for which the Mortgagee is a reporting issuer or the rules and requirements of any other regulatory body;

        (d) disclosure of Confidential Information to professional advisers for the purpose of advising the Mortgagee; or

        (e) Confidential Information which becomes generally known other than by a breach of Clause 6.1.

6.3 No Party shall disclose the making of this Agreement nor its terms nor any other agreement referred to in this Agreement (except those matters set out in the press release in the agreed terms) and each Party shall procure that each of its Related Persons shall not make any such disclosure without the prior consent of the other Party unless disclosure is:

        (a)    to its professional advisers; or

        (b)    required by law; or

        (c) the rules or standards of any stock exchange or securities regulator for which a Party is a reporting issuer or the rules and requirements of any other regulatory body having jurisdiction and disclosure shall then only be made by that Party:

                (i) after it has taken all such steps as may be reasonable in the circumstances to agree the contents of such announcement with the other Party before making such announcement and provided that any such announcement shall be made only after notice to the other Party/Parties; and

                (ii) to the person or persons and in the manner required by law or the rules and standards or regulations of such stock exchange, securities regulator or other regulatory body having jurisdiction or as otherwise agreed between the Parties.

6.4 The restrictions contained in Clauses 6.1 and 6.3 shall apply without limit of time.

7.      ASSIGNMENT

        This Agreement is personal to the Parties and accordingly the Buyer may not without the prior written consent of the Mortgagee assign, transfer or declare a trust of the benefit of all or any of the Buyer's obligations nor any benefit arising under this Agreement.

8.      COSTS

        Unless expressly otherwise provided in this Agreement each of the Parties shall bear its own legal, accountancy and other costs, charges and expenses connected with the sale and purchase of the Shares.

9.      EFFECT OF COMPLETION

        The terms of this Agreement (insofar as not performed at Completion and subject as specifically otherwise provided in this Agreement) shall continue in force after and notwithstanding Completion.

10.     FURTHER ASSURANCES

        Following Completion, the Mortgagee shall, at the sole expense of the Buyer and subject to the provisions of this Agreement, execute such further assurances and do such further acts and things (insofar as it may be reasonably able and empowered so to do) as shall be necessary for the purpose of transferring to the Buyer all of the Mortgagee's right, title and interest in and to the Shares provided that this shall not oblige the Mortgagee to become a Party to any litigation or arbitration proceedings and provided further that no document executed pursuant to this Clause shall confer or have the effect of conferring on the Buyer any additional right or rights not conferred by this Agreement against the Mortgagee. The obligations of the Mortgagee under this Clause shall cease six months from the Completion Date.

11.     ENTIRE AGREEMENT

        This Agreement (including all documents to be executed pursuant to this Agreement) contain the whole agreement between the Parties relating to the subject matter of this Agreement and no variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties to this Agreement.

12.     WAIVER

12.1 A waiver of any term, provision or condition of, or consent granted under, this Agreement shall be effective only if given in writing and signed by the waiving or consenting Party and then only in the instance and for the purpose for which it is given.

12.2 No failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.     INVALIDITY

        If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction:

        (a) the validity, legality and enforceability under the law of that jurisdiction of any other provision; and

        (b) the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

        shall not be affected or impaired in any way.

14.     NOTICES

14.1 Any notice, demand or other communication given or made under or in connection with the matters contemplated by this Agreement shall be in writing and shall be delivered personally or sent by fax or prepaid first class post (air mail if posted to or from a place outside the United Kingdom):

        In the case of the Buyer to:         Wasford Holdings
                                             Such address and facsimile number
                                             as is notified in writing by the
                                             Buyer to the Mortgagee from time to
                                             time provided always that delivery
                                             of notice to Golden Star Resources
                                             Ltd at the address specified below
                                             shall constitute valid service and
                                             delivery of any notice required to
                                             be delivered to the Buyer.

        Fax:                                 As above

        Attention:                           Corporate Secretary

        With a copy to:                      Golden Star  Resources Ltd
                                             10579 Bradford Road,
                                             Suite 103,
                                             Littleton,
                                             Colorado 80127-4247,
                                             U.S.A.

        Fax:                                 303-830-9094

        Attention:                           Corporate Secretary

        In the case of the Mortgagee to:     The Law Debenture Trust Corporation
                                             p.l.c.
                                             5th Floor
                                             100 Wood Street
                                             London EC2V 7EX

        Fax:                                 00 44 (0)207 606 0643

        Attention:                           Trudi Elkington-Poole

        and shall be deemed to have been duly given or made as follows:

        (a) if personally delivered, upon delivery at the address of the relevant Party;

        (b) if sent by air mail, five Business Days after the date of posting; and

        (c)    if sent by fax, when despatched;

        provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made outside 9.00 a.m. - 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

14.2 A Party may notify the other Party to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of Clause 14.1 provided that such notification shall only be effective:

        (a) on the date specified in the notification as the date on which the change is to take place; or

        (b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

15.     THIRD PARTY RIGHTS

        The terms of this Agreement may be enforced only by a Party to it and shall not create any rights in favour of any third parties whether under the Contracts (Rights of Third Parties) Act 1999 or otherwise save and except for those granted to the Company, SGL or the Receiver. Notwithstanding any provision of this Agreement, the Parties do not require the consent of any third party to rescind or vary this Agreement at any time.

16.     COUNTERPARTS

        This Agreement may be executed in any number of counterparts which together shall constitute one agreement. Any Party may enter into this Agreement by executing a counterpart and this Agreement shall not take effect until it has been executed by all Parties.

17.     GOVERNING LAW AND JURISDICTION

17.1 This Agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Agreement or its formation) shall, except to the extent otherwise agreed by the Parties in writing, be governed by and construed in accordance with English law.

17.2    Except to the extent otherwise agreed by the Parties in writing:

        (a) the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE");

        (b) the Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary;

        (c) each Party irrevocably waives any objection which it may have now or hereafter to proceedings being brought in the courts of England, and any claim that proceedings have been brought in an inconvenient forum. Each Party further irrevocably agrees that a judgment in any proceedings in the courts of England shall be conclusive and binding upon each Party and may be enforced in the courts of any other jurisdiction.

17.3 Without prejudice to any other mode of service allowed under any relevant law, the Buyer:

        (a) irrevocably appoints Moriah Limited (No. 03991620) a company incorporated in England and Wales and having its registered office at 60A Manchuria Road, London SW11 6AE, as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement PROVIDED THAT the Buyer may at any time upon the giving of one month's notice to the Mortgagee substitute an alternative company (which must be duly incorporated in England and Wales and have its registered office at an address within England and Wales) in substitution for Moriah Limited such substitution to be documented in form and substance satisfactory to the Mortgagee; and

        (b) each agrees that failure by a process agent to notify the Mortgagee as the case may be of the process will not invalidate the proceedings concerned.

        If the appointment of the Person mentioned in this Clause 17.3 ceases to be effective, the Buyer shall immediately appoint another Person in England as its agent for service of process in relation to any proceeding before the English courts in connection with this Agreement. If the Buyer fails to do so (and such failure continues for a period of not less than 15 Business Days), the Mortgagee shall be entitled to appoint such a Person by notice to the Buyer.

IN WITNESS whereof this Agreement has been executed on the date first above written.

                                   SCHEDULE 1
                       PARTICULARS RELATING TO THE COMPANY


Authorised share capital:                   10 million ordinary shares of no par
                                            value divided into 9 million Class
                                            "A" ordinary shares of no par value
                                            and 1 million Class "B" ordinary
                                            shares of no par value


Issued share capital:                       108 Class "A" ordinary shares of no
                                            par value and 12 Class "B" ordinary
                                            shares of no par value


Directors:                                  Sadia Chinery-Hesse
                                            Philip Dosoo


Secretary:                                  Trustee Services Limited


Registered Office:                          C/ Bentsi Enchill & Letsa
                                            1st Floor, Teachers' Hall Annex
                                            Education Loop (Off Barnes Road)
                                            P.O. Box 1632 Accra
                                            Ghana

                                   SCHEDULE 2

                                   EXCLUSIONS

1. The interest in the Shares which the Mortgagee sells and the Buyer buys is such right, title and interest as such Mortgagee may have at the commencement of business on the date hereof.

2. Save as expressly provided in this Agreement the Assets are sold in their present state and condition, and whereabouts, and subject to all faults and to any extant lien, distraint, execution or detention, or claims of third Parties over them or in respect of their use the cost of discharging or compromising any or all of which shall be for the account of the Buyer. The Buyer accepts that it has had opportunity to inspect the Mine and the Assets, as have its advisers, and the Buyer acknowledges and agrees that it has satisfied itself as to the state and condition, and whereabouts of the Assets and as to their fitness for such purpose or purposes as the Buyer may intend to use them, and as to their correspondence with any description given or to be implied. The Shares are acquired by the Buyer on the basis that it is deemed to be aware for all purposes with respect to the Mine and the Assets of the presence of any buildings or structure thereon, and of the presence, position or absence of drains, services, cables, sewers, tanks, tunnels, wayleaves, easements, quasi-easements, rights of light and way and any obligation to give vacant possession is modified accordingly.

3. It is accepted that no reliance has been placed in regard to the matters referred to in Clause 6.1 of the Agreement on any statement, or silence, of the Mortgagee, the Receiver, the Senior Lenders, SGL or of their employees, solicitors, advisers, valuers, agents, partners, Representatives or, save and except in the case of SGL, any of their directors or officers.

4. Any claim of the Buyer, or of any person claiming through it, against the Mortgagee shall not take effect otherwise than as an unsecured claim.

5. The exclusions of liability in this Schedule and this Agreement shall arise and continue notwithstanding the entry into receivership, administration or liquidation of SGL before or after the signing of this Agreement, and shall operate as waivers of any claims in tort as well as under the law of contract. Such exclusions shall be in addition to, and not in substitution for and notwithstanding any right of indemnity or relief otherwise available to either the Mortgagee and/or Receiver. They shall continue as well after as before completion of this Agreement in whole or in part.

6.      The Buyer acknowledges the terms of the Asset Sale Agreements.

7. Except as expressly provided in this Agreement, neither the Mortgagee nor the Receiver shall not incur any liability to the Buyer by reason of any act or omission, or negligence or default, of any officer or employee, that expression including anyone under a contract for services, as well as of service, of the Mortgagee or the Receiver whose services may be made available to the Buyer on a sub-contract basis from time to time.

8. Save as expressly provided in this Agreement nothing in this Agreement is to require either Mortgagee or the Receiver to discharge in whole or in part any liability of the Mortgagee outstanding at the Share Completion Date.

9. If any of the provisions of this Agreement is held not to be valid but would be valid if part of the wording were deleted or modified, then such provision shall apply with such modification as may be necessary to make it enforceable.

10. Nothing in this Agreement shall, in the absence of an express provision to the contrary herein contained, require the Mortgagee to carry out or continue to carry out any arrangement or contract, whether single or of continuing effect, with third Parties and whether in relation to the Mine or any of the Assets or otherwise.

Signed by                              )
a duly authorised representative of    )
and for and on behalf of WASFORD       )
HOLDINGS:

Signed by                              )
for and on behalf of THE LAW           )
DEBENTURE TRUST                        )
CORPORATION P.L.C.:

                          WASFORD HOLDINGS LETTERHEAD



Law Debenture Trust Corporation p.l.c.
5th Floor
100 Wood Street
London EC2V  7EX

Attention:     Trudi Elkington-Poole
                                                              September 13, 2002


Dear Sirs

AGREEMENT FOR THE SALE AND PURCHASE OF 90% OF THE ISSUED CAPITAL OF WEXFORD GODLFIELDS LIMITED (THE "SHARE SALE AGREEMENT") DATED 26 JUNE, 2002.

We refer to the Share Sale Agreement. Terms used but not defined in this letter are used as defined in the Share Sale Agreement.

The parties hereto agree that the reference in Clause 3.3 of the Share Sale Agreement to "on or before 31 July 2002" shall be deleted and replaced with "on or before August 31, 2002".

Please countersign and return to us the attached copy of this letter to signify your acceptance of its terms.

This letter may be executed by the parties hereto in several counterparts, each of which shall, when executed, be deemed to be an original and all of which shall constitute together but one and the same agreement.



Yours faithfully




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For and on behalf of WASFORD HOLDINGS
 By:



Accepted




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THE LAW DEBENTURE TRUST CORPORATION P.L.C.
By: